Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Second Quarter Fiscal 2016 Operating Results

January 8, 2016	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its operating results for the three and six months ended November 30, 2015. For the three months ended November 30, 2015, total sales decreased $77,735, or 2.5%, to $3,073,769 from $3,151,504 in the three months ended November 30, 2014. Net loss was $403,787, or $(0.13) per fully diluted share, for the three months ended November 30, 2015 as compared to net loss of $69,840, or $(0.02) per fully diluted share, for the three months ended November 30, 2014.

For the six months ended November 30, 2015, total sales decreased $22,639, or 0.4%, to $6,178,153 from $6,200,792 in the six months ended November 30, 2014. Net loss was $598,849, or $(0.20) per fully diluted share, for the six months ended November 30, 2015 as compared to net loss of $18,057, or $(0.01) per fully diluted share, for the six months ended November 30, 2014.

Balancer segment sales focus throughout the world on end-users, rebuilders and original equipment manufacturers of grinding machines with the target geographic markets of North America, Asia, Europe and South America. Balancer segment sales decreased $42,120, or 2.2%, to $1,880,729 for the three months ended November 30, 2015 compared to $1,922,849 for the three months ended November 30, 2014. The decrease is primarily attributed to a significant decline in sales into China and decreased sales into Europe, offset by increased sales in North America for the quarter.

Balancer segment sales increased $45,205, or 1.2%, to $3,808,224 for the six months ended November 30, 2015 compared to $3,763,019 for the six months ended November 30, 2014. The increase is primarily attributed to stronger sales in North America, offset in part by a significant decline in sales into China and decreased sales into Europe for the first half of the fiscal year.

The Measurement segment product line consists of SMS® and Lasercheck® laser-based surface microroughness measurement systems, Acuity® laser-based distance measurement and dimensional sizing laser sensors, and Xact® ultrasonic-based remote tank monitoring products. Total Measurement segment sales decreased $35,615, or 2.9%, to $1,193,040 for the three months ended November 30, 2015 compared to $1,228,655 for the three months ended November 30, 2014. The decrease is primarily due to lower SMS product line sales and the impact of the termination of a Latin American distributor for the Xact product line, offset by increased sales in the Acuity product line.

Measurement segment sales decreased $67,844, or 2.8%, to $2,369,929 for the six months ended November 30, 2015 compared to $2,437,773 for the six months ended November 30, 2014, due to lower SMS product line sales and the impact of the termination of a Latin American distributor for the Xact product line, offset by increased sales in the Acuity product line.

Gross margin for the three months ended November 30, 2015 decreased to 41.5% as compared to 49.3% for the three months ended November 30, 2014. Gross margin for the six months ended November 30, 2015 decreased to 44.0% as compared to 48.7% for the six months ended November 30, 2014. The overall decrease in gross margin in both the three and six month periods ended November 30, 2015 compared to the three and six month periods in the prior fiscal year is primarily influenced by shifts in product sales mix and the impact of the termination of a Latin American distributor for the Xact product line.

Operating expenses increased $29,156, or 1.8%, to $1,654,135 for the three months ended November 30, 2015 as compared to $1,624,979 for the three months ended November 30, 2014. General, administrative and sales expenses

CORPORATE OFFICE: 2765 NW NICOLAI ST.● PORTLAND, OREGON 97210 ● 503/227-7908 ● FAX 503/223-1258

increased $81,307, or 5.4%, for the three months ended November 30, 2015 as compared to the same period in the prior year due in part to increases in sales commissions and personnel expense, increases in patent expenses and increases in sales-related travel, general office and utilities costs offset by a reduction in trade show expenses.

Operating expenses increased $243,482, or 8.0%, to $3,278,929 for the six months ended November 30, 2015 as compared to $3,035,447 for the six months ended November 30, 2014. General, administrative and sales expenses increased $281,165, or 9.9%, for the six months ended November 30, 2015 as compared to the same period in the prior year due to increases in sales commissions and personnel expense, increases in patent expenses and increases in sales-related travel, general office and utilities costs offset by a reduction in trade show expenses.

“Our second quarter results were negatively impacted by a number of factors including a significant decline in sales of our SBS products into China, a decline in sales of our TMS microroughness measurement products and lower sales generally due to weakened economic conditions in several of our markets, together with higher relative cost of sales and operating expenses,” commented James A. Fitzhenry, President and CEO of Schmitt Industries. “In addition, our results reflect costs associated with the termination of a Latin American distributor for our Xact product line,” Fitzhenry concluded.

About Schmitt Industries

Schmitt Industries, Inc. (the Company) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. For the Measurement Segment, the Company designs, manufactures and sells laser and white light sensors for distance, dimensional and area measurement for a wide variety of commercial applications, laser-based microroughness measurement products for the semiconductor wafer and hard disk drive industries and for other industrial applications, laser-based surface analysis and measurement products for a variety of scientific applications, and ultrasonic measurement products that accurately measure the liquid levels of propane and diesel tanks and transmit that data via satellite to a secure web site for display. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including but not limited to remarks by James A. Fitzhenry, are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to continue to accelerate growth in sales of the Xact® tank monitoring system and the ability to satisfy expected demand, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the ability to reduce operating costs if sales decline, increased costs due to changes in securities laws and regulations, protection of intellectual property rights, and risks from international sales and currency fluctuations.

CORPORATE OFFICE: 2765 NW NICOLAI ST.● PORTLAND, OREGON 97210 ● 503/227-7908 ● FAX 503/223-1258

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST.● PORTLAND, OREGON 97210 ● 503/227-7908 ● FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	November 30, 2015	May 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,263,567	$1,795,654
Accounts receivable, net	2,541,465	2,660,426
Inventories	4,640,873	4,557,567
Prepaid expenses	136,112	153,970
Income taxes receivable	1,841	1,029

	8,583,858	9,168,646

Property and equipment, net	1,026,095	1,110,878

Other assets
Intangible assets, net	768,646	824,411

TOTAL ASSETS	$10,378,599	$11,103,935

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$592,441	$834,002
Accrued commissions	344,324	284,944
Accrued payroll liabilities	141,128	140,872
Other accrued liabilities	382,312	355,513

Total current liabilities	1,460,205	1,615,331

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 2,995,910 shares issued and outstanding at November 30, 2015 and May 31, 2015	10,549,277	10,511,324
Accumulated other comprehensive loss	(376,259)	(366,945)
Accumulated deficit	(1,254,624)	(655,775)

Total stockholders’ equity	8,918,394	9,488,604

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,378,599	$11,103,935

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2015 AND 2014

(UNAUDITED)

	Three Months Ended November 30,		Six Months Ended November 30,
	2015	2014	2015	2014
Net sales	$3,073,769	$3,151,504	$6,178,153	6,200,792
Cost of sales	1,797,359	1,597,326	3,459,251	3,183,047

Gross profit	1,276,410	1,554,178	2,718,902	3,017,745

Operating expenses:
General, administration and sales	1,581,635	1,500,328	3,119,517	2,838,352
Research and development	72,500	124,651	159,412	197,095

Total operating expenses	1,654,135	1,624,979	3,278,929	3,035,447

Operating loss	(377,725)	(70,801)	(560,027)	(17,702)
Other income (loss), net	(19,091)	3,336	(25,011)	4,397

Loss before income taxes	(396,816)	(67,465)	(585,038)	(13,305)
Provision for income taxes	6,971	2,375	13,811	4,752

Net loss	$(403,787)	$(69,840)	$(598,849)	$(18,057)

Net loss per common share, basic	$(0.13)	$(0.02)	$(0.20)	$(0.01)

Weighted average number of common shares, basic	2,995,910	2,995,910	2,995,910	2,995,910

Net loss per common share, diluted	$(0.13)	$(0.02)	$(0.20)	$(0.01)

Weighted average number of common shares, diluted	2,995,910	2,995,910	2,995,910	2,995,910